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                                                                    EXHIBIT 23

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS





     As independent public accountants, we hereby consent to the use of our report included in this registration statement and to the incorporation by reference in this registration statement of our report dated October 5, 1999 included in American TeleSource International, Inc.'s Form 10-K for the year ended July 31, 1999 and to all references to our Firm included in this registration statement.


                                             /s/ ARTHUR ANDERSEN LLP
                                             -----------------------
                                             ARTHUR ANDERSEN LLP



San Antonio, Texas
January 10, 2000